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                                                                  Exhibit 3.1



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                              PATHMARK STORES, INC.

                                 --------------



                  PATHMARK STORES, INC. (originally incorporated as SMG INTERMEDIATE HOLDINGS CORPORATION XV, the "Corporation") hereby certifies that this Restated Certificate of Incorporation of PATHMARK STORES, INC. was duly adopted in accordance with the provisions of section 245 of the General Corporation Law of the State of Delaware and that it only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the restated certificate. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 5, 1987.

                                    ARTICLE I

                                      Name

                  Section 1.1. Name. The name of the Corporation is Pathmark Stores, Inc.

                                   ARTICLE II

                     Registered Office and Registered Agent

                  Section 2.1. Office and Agent. The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware, 19805.

                                   ARTICLE III

                               Corporate Purposes

                  Section 3.1.      Purpose.   The purpose of the Corporation
is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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                                   ARTICLE IV

                                  Capital Stock

                  Section 4.1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred (100) all of which shall be Common Stock of the par value of $0.10 each (hereinafter called "Common Stock"). The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

                                    ARTICLE V

                          Powers of Board of Directors

                  Section 5.1. Powers. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                  (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any ByLaw may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee

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to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                  (e) To adopt such pension, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by it, providing for pensions, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision, which is not at the time of adoption unreasonable or unfair, shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit.

                  (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and of the By-Laws of the Corporation.

                                   ARTICLE VI

                        Indemnification of Directors, Officers and Others

                  Section 6.1. Indemnification by Corporation. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was

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serving at the request of the corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this Article shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation or organization) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 1, or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by

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the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

                  (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

                  (d) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (e) The indemnification and advancement of expenses hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

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                  (f) By action of the Board of Directors, notwithstanding
any interest of the directors in the action, the Corporation, at its expense, may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article or under the provisions of the General Corporation Law of the State of Delaware.

                  (g) All rights to indemnification and advancement of expenses under this Article shall be deemed to be provided by contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these by-laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.

                  (h) Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

                  (i) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then such person, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                  (j) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a

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director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (k) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article.

                  (1) If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated by any other applicable law.

                                   ARTICLE VII

                      Director Liability to the Corporation

                  Section 7.1. Director Liability. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law

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of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  (b) Any repeal or modification of the foregoing paragraph
(a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  (c) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                   Reservation of Right to Amend Certificate of Incorporation

                  Section 8.1. Amendment. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

                                   ARTICLE IX

                                 Reorganization

                  Section 9.1. Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of

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the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  IN WITNESS WHEREOF, PATHMARK STORES, INC. has caused this Restated Certificate of Incorporation to be signed by its Chairman and
President and attested by its Secretary on the   20th    day of June, 1997.

                                                PATHMARK STORES, INC.


                                                By: /s/James L. Donald
                                                    -----------------------
                                                Name: James L. Donald
                                                Title: Chairman, President and
                                                       Chief Executive Officer

ATTEST:


By:    /s/Marc A. Strassler
   ---------------------------
Name:  Marc A. Strassler
Title: Secretary

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